                                                                    EXHIBIT 10.4

                                                                       EXECUTION

                              EMPLOYMENT AGREEMENT

                                  by and among

                          ASSET ACCEPTANCE HOLDINGS LLC

                                       and

                          PREMIUM ASSET RECOVERY CORP.

                                       and

                              CHRISTOPHER L. CONWAY

                        --------------------------------

                           Dated as of April 28, 2006

                        --------------------------------

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                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.    Employment; Term.....................................................   1
2.    Position and Duties..................................................   1
3.    Compensation; Benefits...............................................   2
4.    Exclusivity..........................................................   6
5.    Reimbursement for Expenses...........................................   6
6.    Termination..........................................................   7
7.    Confidentiality and Non Competition..................................   9
8.    Remedies.............................................................  12
9.    Deductions from Compensation.........................................  12
10.   Termination Benefits.................................................  13
11.   Extension of Restricted Periods......................................  14
12.   Successors; Binding Agreement........................................  14
13.   Waiver and Modification..............................................  14
14.   Severability.........................................................  14
15.   Submission to Jurisdiction; Venue....................................  15
16.   WAIVER OF JURY TRIAL.................................................  15
17.   Blue Pencilling......................................................  16
18.   Notices..............................................................  16
19.   Captions and Paragraph Headings......................................  17
20.   Entire Agreement.....................................................  17
21.   Counterparts.........................................................  17
22.   Acknowledgment and Independent Legal Advice..........................  17
23.   Governing Law........................................................  17

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement") is made and entered into as of this 28th day of April, 2006 (the "Effective Date"), by and among Asset Acceptance Holdings LLC, a Delaware limited liability company (the "Company"), Premium Asset Recovery Corp., a Florida corporation ("PARC"), and Chris Conway (the "Executive").

                                   BACKGROUND

      A. The Company acquired 100% of the issued and outstanding shares of the capital stock of PARC, pursuant to a certain Stock Purchase Agreement dated as of April 26, 2006, among the Company, the Executive, and PARC's other stockholders (the "Stock Purchase Agreement").

      B. The Executive is PARC's founder and is currently a stockholder and has served PARC continuously during the past eight (8) years as its principal executive officer and the Executive's services have constituted a material factor in the successful growth and development of PARC.

      C. PARC desires to retain the unique experience, ability and services of the Executive and to prevent any other competitive business from securing his services and utilizing his experience, background and know-how.

      D. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows.

                                    AGREEMENT

      1. EMPLOYMENT; TERM. PARC hereby agrees to employ the Executive and the Executive hereby accepts employment with PARC, on the terms and subject to the conditions set forth in this Agreement. The Executive's employment hereunder shall commence on the Effective Date and shall end on the third anniversary of the Effective Date unless otherwise terminated or extended pursuant to the terms of this Agreement (the "Employment Period"). In the event the Executive continues to be employed after the expiration of the Employment Period, the Executive shall be an "at-will" employee of PARC who may terminate his employment with PARC at any time, or the Executive may be terminated by PARC or the Company, at any time, with or without Cause (as hereinafter defined).

      2. POSITION AND DUTIES.

            (a) Subject to the terms and conditions contained herein, the Executive shall continue to serve as President of PARC and, in such capacity, shall provide such services and perform such functions, consistent with the nature of such position, as shall be determined from time to time by, or pursuant to authority of, the board of directors of PARC (the "Board of Directors") and such other reasonable duties as are from time to time designated by the President of the Company. The Executive shall observe all directives, rules, policies, regulations, customs and practices now or hereafter established by PARC or the Company for the conduct of its business to the extent the foregoing are not materially inconsistent with the terms of this Agreement.

            (b) The Executive understands and agrees that he may be required to undertake normal business travel from time to time, however, not to exceed 30 Business travel days per year ("Business Travel Days"), provided that:

                  (i) the Executive shall be solely obligated annually to
            provide written notice to the Board of Directors when the number of Business Travel Days reaches 20 days (the "Travel Notice"), and upon the Executive's failure to provide such Travel Notice, no Business Travel Days occurring after the 20th Business Travel Day but prior to the Board of Directors' receipt of the Travel Notice, shall count toward the Business Travel Days;

                  (ii) any extraordinary business travel required by PARC with respect to transactions or special projects mutually agreed to by the Board of Directors and the Executive that are outside of the ordinary course of PARC's business shall not count toward the Business Travel Days; and

                  (iii) for purposes of this Section 2, a "Business Travel Day"
            does not require an overnight stay by the Executive. Business travel by the Executive less than 250 miles from Deerfield Beach, Florida requiring an overnight stay shall constitute a "Business Travel Day," however, in no event shall business travel by the Executive less than 250 miles from Deerfield Beach, Florida in which the Executive is not required to stay overnight be counted toward the Executive's Business Travel Days.

      3. COMPENSATION; BENEFITS.

            (a) As compensation for the performance of the Executive's services hereunder, PARC shall pay to the Executive an annual salary (the "Regular Base Salary") of $250,000 (less deductions required by law) payable in arrears in accordance with PARC's payroll policy as the same may be modified by PARC from time to time, as such is applicable to all employees of PARC. So long as this Agreement is in effect, the Regular Base Salary shall be subject to annual review, but shall not be reduced below $250,000 per year.

            (b) In addition to the Regular Base Salary, PARC shall pay the Executive an annual profit sharing cash bonus beginning the fiscal year ending December 31, 2006 (the "Annual Profit Sharing Bonus") calculated as set forth in subsection (b) and (c). The Annual Profit Sharing Bonus shall be based on PARC's earnings before interest, taxes, depreciation and amortization for the applicable fiscal year, which earnings calculation shall be equal to the following:

                  (i) the aggregate amount of cash collections on portfolios owned by PARC. For purposes of this subsection (b)(i), "portfolios owned by PARC" shall constitute those portfolios (A) owned by PARC prior to the Effective Date, (B)

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            owned by PARC prior to the Effective Date and transferred from PARC after the Effective Date to another affiliate or subsidiary of Asset Acceptance Capital Corp. ("AACC") for collection; (C) owned by AACC and transferred to PARC for collection from an AACC affiliate or subsidiary after the Effective Date, and (D) purchased by PARC from any third-parties after the Effective Date (the "PARC Owned Portfolios");

            (ii) plus the aggregate amount of revenue PARC recognizes from contingent collections;

            (iii) minus the aggregate amount of PARC's operating expenses, relating solely to the PARC Owned Portfolios, which include a proportional cost of the internal and external services provided by the Company to PARC. The proportional cost for services to be added back to the PARC operating expenses for each fiscal year shall be an amount equal to (A) the total amount of all shared administrative expenses for AACC on a consolidated basis for the applicable fiscal year, multiplied by (B) a fraction, the numerator of which is the aggregate sum of all collections and contingent revenue of PARC for the applicable fiscal year and the denomination of which is the aggregate sum of all collections and contingent revenues for AACC on a consolidated basis for the applicable fiscal year (the "Add Back Amount"). For purposes of this subsection
      (b)(iii), the "shared administrative expenses," as reflected on AACC's Consolidated Statement of Income, used to determine the Add Back Amount shall include (A) administrative compensation, (B) payroll taxes and related benefits relating to accounting and human resources, (C) information technology, (D) regulatory compliance, (E) outside accounting and tax services, (F) legal fees and costs (of an administrative, as opposed to a collection nature), (G) investor relations and other professional services, (H) direct Sarbanes Oxley costs, and (I) directors fees and expenses; and

            (iv) minus, without duplication (A) accruals for any cash bonuses payable to PARC's senior executives, and (B) accruals and expenses relating to legal and accounting fees incurred by PARC or the Company on behalf of PARC's former shareholders in connection with the transactions contemplated by the Stock Purchase Agreement (subsections (b)(i) - (iv) constitute the "PARC EBITDA").

      (c) Each of the financial measures in subsection (b) above shall be as reflected on PARC's internally prepared financial statements used as part of the consolidated financial statements of AACC, which PARC financial statements shall be prepared consistent with the same policies and procedures as AACC uses in the preparation of its consolidated audited financial statements. The Annual Profit Sharing Bonus shall be payable thirty (30) days after AACC's Board of Directors (or the appropriate committee of such board) approves PARC's financial statements for the applicable fiscal year. The amount of the Annual Profit Sharing Bonus for each fiscal year this Agreement is in effect shall be determined as follows.

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                  (i) For purposes of this Section 3, the PARC EBITDA target amounts upon which the Annual Profit Sharing Bonus shall be granted shall be determined at the end of each fiscal year and shall be the greater of (A) the prior fiscal year's PARC EBITDA, or (B) an amount equal to $7,700,00 for fiscal 2006, $8,470,000 for fiscal 2007, and
            $9,317,000 for fiscal 2008 (the "PARC EBITDA Floor").

                  (ii) If the PARC EBITDA for the applicable fiscal year meets or exceeds an amount equal to (A) that fiscal year's PARC EBITDA Floor, plus (B) 10% of that fiscal year's PARC EBITDA Floor, then the Annual Profit Sharing Bonus shall be equal to 2.5% of the PARC EBITDA for the applicable fiscal year.

                  (iii) If the PARC EBITDA for the applicable fiscal year meets or exceeds that fiscal year's PARC EBITDA Floor, but is 110% or less than that fiscal year's PARC EBITDA Floor, then the Annual Profit Sharing Bonus shall be equal to 1.25% of the PARC EBITDA for applicable fiscal year.

                  (iv) If the PARC EBITDA for the applicable fiscal year is less than that fiscal year's PARC EBITDA Floor, then the Annual Profit Sharing Bonus shall be $0.

Notwithstanding the foregoing calculation, up to 25% of the Annual Profit Sharing Bonus may be subject to the business objective measurements and policies governing the performance of AACC's management, which objectives include achieving budgeted investment in purchased receivables of $5,000,000 in medical debt and $12,000,000 total debt and preparing PARC for compliance with required Sarbanes-Oxley Act Section 404 certification, and other relevant regulatory and Sarbanes-Oxley Act policies, by the end of 2006 that will be required beginning in 2007.

Notwithstanding the foregoing to the contrary, all Annual Profit Sharing Bonus amounts payable pursuant to Sections 3(b) and (c) shall be paid to the Executive no later than 2-1/2 months after the end of the calendar year to which such bonus amount relates.

            (d) Upon termination of employment, all rights to receive any Annual Profit Sharing Bonus for any period shall also terminate; provided that, if the Executive's employment is terminated during a fiscal year under the circumstances contemplated by Sections 6(c) or 6(d) (each, a "Termination Payment Event") and the PARC EBITDA Floor for such fiscal year is achieved, the Executive shall be entitled to receive the pro rata portion (based upon the number of days in such fiscal year that the Executive was employed by PARC) of the Annual Profit Sharing Bonus, if any, that would have been paid to the Executive pursuant to Section 3(b) and (c) at the time the Annual Profit Sharing Bonus would have been paid had the Executive's employment not been terminated due to a Termination Payment Event. Notwithstanding the foregoing to the contrary, all Annual Profit Sharing Bonus amounts payable pursuant to this Section 3(d) shall be paid to the Executive no later than 2-1/2 months after the end of the calendar year to which such bonus amount relates.

            (e) The Executive shall also be granted 25,114 shares of restricted stock (the "Restricted Shares") under AACC's 2004 Stock Incentive Plan (the "Plan"), which shall

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      vest as follows.

                  (i) 50% of the Restricted Shares shall vest on March 31, 2009, if the PARC EBITDA (as defined in subsection (b) above) for the fiscal year ending December 31, 2008 is greater than $10,248,700 but equal to or less than $13,305,600, and the other 50% of the Restricted Shares shall be forfeited.

                  (ii) 100% of the Restricted Shares shall vest on March 31,
            2009, if the PARC EBITDA for the fiscal year ending December 31, 2008 is greater than $13,305,600.

                  (iii) If the Executive dies, Retires (as defined below) or becomes Disabled (as defined below) or is terminated by PARC other than pursuant to Section 6(a) (a "Not For Cause Termination") or a "Substantial Breach" occurs before March 31, 2009, then a pro rata number of the Restricted Shares shall vest on the date of the Executive's death or the effective date the Executive Retires, becomes Disabled or the termination of employment due to a Substantial Breach or Not For Cause Termination (the "Pro Rata Vesting Date"). The pro rata number of Restricted Shares shall be determined by whether the PARC financial statements for the quarter ended immediately prior to the Pro Rata Vesting Date projects that PARC would achieve the cumulative compound annual growth rates indicated by Sections 3(e)(i) and (ii). If the cumulative compound annual growth rates are projected to be met as of the effective date of employment termination or becoming Disabled, then the percentage amount of Restricted Shares set forth in Sections 3(e)(i) and (ii), as applicable, shall be pro rated based on the period of time between the Effective Date and the Pro Rata Vesting Date relative to the period of time between the Effective Date and December 31, 2008, regardless of the cumulative compound annual growth rate of the PARC EBITDA during such period.

                  (iv) All of the Restricted Shares shall be forfeited if either
            (A) the PARC EBITDA for the fiscal year ending December 31, 2008 is less than $10,248,700, (B) the Executive resigns before March 31, 2009 other than upon death, Disability, Retirement or a Substantial Breach (as defined below), or (C) the Executive is terminated with Cause by PARC before March 31, 2009.

                  (v) In the event of a "Change in Control" (as defined herein)
            all of the Restricted Shares shall immediately vest prior to such Change in Control. For the purpose of this Agreement a "Change in Control" means the occurrence at any time after the Effective Date of any of the following events: (i) the acquisition of ownership by a person, corporation or other entity, or a group acting in concert, of fifty-one percent, or more, of the outstanding Common Stock of AACC in a single transaction or a series of related transactions within a one-year period; (ii) a sale of all or substantially all of the assets of AACC to any person, corporation or other entity; or
            (iii) a merger or similar transaction between AACC and another entity if shareholders of AACC do not own a majority of the voting stock of the surviving entity or any parent thereof and a majority in value of the total

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            outstanding stock of such surviving entity or any parent thereof.
            Provided, however, that there shall not be included within the meaning of "Change in Control," any such event involving: (A) any employee benefit plan (or related trust) sponsored or maintained by AACC; or (B) any of the current shareholders of AACC as of the Effective Date (or any entity at any time controlled by any such shareholder or shareholders).

Except as set forth in this subsection (e), the terms of the Plan shall govern the Restricted Shares.

            (f) During the Employment Period, the Executive shall be entitled to receive such other benefits and conditions of employment, including, without limitation, four weeks paid vacation (plus five personal days), participation in such group health, life and disability plans covering the Executive (and in the case of group health plans, his spouse and dependent children), and the other benefits set forth on Exhibit A (such benefits collectively, the "Welfare Benefits"), as are afforded from time to time hereafter to the other senior executives of PARC as provided in the PARC employee handbook, as may be amended from time to time, or as superseded by AACC's or the Company's employee handbook. The Executive acknowledges and agrees that neither the Company nor PARC guarantees the adoption of any particular employee benefit plan or program or other fringe benefit during the Employment Period, and participation by the Executive in any such plan or program shall be subject to the rules and regulations applicable thereto.

            (g) The Executive's domestic travel time and attendance at events for the Young Presidents Organization shall not be counted toward vacation days or Business Travel Days, provided that, any international travel time and attendance by the Executive at such events shall be counted toward vacation days, unless otherwise agreed to by the Board of Directors. For purposes of this Section 3, domestic travel shall include travel by the Executive within or between the United States, and its territories and possessions.

      4. EXCLUSIVITY. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote his full attention and time during normal business hours to the business and affairs of PARC, shall perform his services primarily at PARC's office located at 350 Jim Moran Blvd, Suite 210, Deerfield Beach, Florida, and at all times use his best efforts to carry out such responsibilities faithfully and efficiently and to advance the business of PARC and the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Board of Directors or its designee, conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage. It shall not be considered a violation of the foregoing for the Executive to (a) serve on civic or charitable boards or committees, or (b) manage personal investments (including "Executive Collection Activities" (as defined herein)), so long as such activities do not (i) compete with or are not provided to or for any entity that competes with or intends to compete with PARC, the Company or any of their subsidiaries and affiliates, or (ii) interfere in any material respect with the performance of the Executive's responsibilities as an employee of PARC in accordance with this Agreement.

      5. REIMBURSEMENT FOR EXPENSES. Upon the presentation of itemized vouchers and

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receipts to the reasonable satisfaction of PARC, PARC shall reimburse the
Executive for travel, meals, entertainment and other expenses reasonably incurred by the Executive in the performance of his duties under this Agreement in accordance with PARC's expense reimbursement policy as the same may be modified by PARC from time to time without prejudice to any rights of the Executive which may have accrued prior to such notification.

      6. TERMINATION.

            (a) PARC shall be entitled to terminate this Agreement and the employment relationship established hereby immediately for "Cause" by giving written notice of termination to the Executive. As used in this Agreement, the term "Cause" shall mean any of the following events:

                  (i) continual or deliberate neglect by the Executive in the performance of his material duties under this Agreement;

                  (ii) failure by the Executive to devote substantially all of his working time to the business of PARC in accordance with Section
            4;

                  (iii) the Executive's willful failure to follow the lawful directives of the Board of Directors in any material respect; provided that, such directives are not materially inconsistent with the terms of this Agreement;

                  (iv) the Executive's engaging willfully in misconduct in
            connection with the performance of any of his duties hereunder, which is reasonably likely to result, in the Board of Director's good faith judgment, in material injury to the reputation of the Company, PARC or any of their respective subsidiaries, including, without limitation, the misappropriation of funds or determinations of discrimination or harassment, except as to any claims with regard to Vilem Demel.

                  (v) the Executive's breach of the provisions of Section 7 or any other noncompetition, noninterference, nondisclosure, confidentiality or other similar agreement executed by the Executive with the Company, PARC or any of their respective subsidiaries; or

                  (vi) the commission by the Executive of a felony, fraud,
            embezzlement or other crime involving moral turpitude;

provided that, with respect to the events set forth in clauses (i) through
(iii), upon the delivery of written notice to the Executive setting forth the act, omission or event constituting Cause, the Executive shall have thirty (30) days in which to cure such act, omission or event after the delivery of such written notice. If the Executive's employment is terminated under the provisions of this clause (a), all rights of the Executive to compensation and benefits pursuant to Section 3 shall cease as of the effective date of such termination, except for amounts due to the Executive hereunder as of such effective date, or amounts or benefits to which the Executive may be entitled to under the terms of any employee benefit plan of the Company or PARC.

            (b) In the event that the Executive resigns, other than upon Retirement or for

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      Substantial Breach, (as those terms are hereinafter defined), this
      Agreement and the employment relationship established hereby shall terminate immediately upon the receipt by the Company and PARC of written notice of the Executive's resignation. After the effective date of termination under this Section 6(b), neither the Company nor PARC shall be obligated to make any further payments under this Agreement, except for amounts due the Executive hereunder as of such effective date or for amounts or benefits to which the Executive may be entitled under the terms of Section 10 or any employee benefit plan of the Company or PARC.

            (c) In the event that the Executive dies, Retires (as hereinafter defined) or becomes Disabled (as hereinafter defined) during the term of this Agreement, this Agreement and the employment relationship established hereby shall terminate immediately upon the date on which the Executive dies, Retires or becomes Disabled, as the case may be. After the effective date of termination under this Section 6(c), PARC shall not be obligated to make any further payments under this Agreement, other than payment to the Executive or the Executive's heirs, devisees, executors, administrators, legal representatives or the trustee of a revocable trust of which the Executive is the grantor, as the case may be, of (i) all amounts due the Executive hereunder as of such effective date, including any amounts or benefits to which the Executive may be entitled under the terms of any employee benefit plan of the Company or PARC, as in effect on the effective date of such termination, (ii) the pro rata portion of the Bonus, if any, due to the Executive in accordance with Section 3(d), and
      (iii) the pro rata portion of the Restricted Shares, if any, due to the Executive in accordance with Section 3(e)(iii).. For purposes of this
      Section 6(c), "Retires" or "Retirement" shall mean the voluntary termination of employment by the Executive after the Executive attains age 65 and "Disabled" shall mean, as of any date, the inability of the Executive to perform his essential duties hereunder with or without reasonable accommodation for a period of six (6) months as determined in the good faith judgment of the Board of Directors.

            (d) In the event that (i) PARC elects to terminate the employment of the Executive prior to the expiration of the Employment Period (other than pursuant to Sections 6(a), (b), and (c)), or (ii) the Executive resigns from his employment hereunder following a Substantial Breach (such Substantial Breach having not been corrected by PARC within fifteen (15) days of a receipt of written notice from the Executive of the occurrence of such Substantial Breach, which notice shall specifically set forth the nature of the Substantial Breach which is the reason for such resignation), then, in either such event, PARC shall continue to pay the Executive as provided in Section 10.

            "Substantial Breach" shall mean any material breach by PARC of its obligations under this Agreement including, without limitation (i) the assignment of the Executive to a position or duties materially inconsistent with those normally assigned to a senior executive of a division of AACC, (ii) a reduction in the Executive's Regular Base Salary below $250,000, (iii) a change in the primary location at which the Executive is required to perform his duties for PARC and its subsidiaries which is outside a fifteen (15) mile radius of Deerfield Beach, Florida, or (iv) the failure by PARC to (A) allow the Executive to participate in PARC's employee benefit plans generally available from time to time to senior executives of PARC, or (B) provide employee benefits at levels equivalent to (1) PARC's employee benefits as of the date immediately preceding the date of this Agreement, or (2) those employee benefits which are generally available from time to time to the senior executives of AACC, whichever is less generous to the Executive, or (iv) its obligations under Section 2(b) and Section 3(b) - (f) provided that, the term "Substantial Breach" shall not include (A) an immaterial breach by PARC or the Company of any provisions of this Agreement, or (B) a termination for Cause under Section 6(a).

            The date of termination of employment by the Company or PARC under this Section 6(d) (the "Section 6(d) Termination Date") shall, as the case may be, be the later of the date, if any, specified in a written notice of termination to the Executive or the date on which such notice is given to the Executive. The date of resignation under this Section 6(d) shall be fifteen (15) days after receipt by PARC and the Company of written notice of resignation; provided that, the Substantial Breach specified in such notice shall not have been corrected by the Company during such 15-day period.

            (e) Notwithstanding anything in this Section 6 to the contrary, but subject to the consequences set forth in this Section 6 (i) the Company or PARC may terminate the Executive's employment at any time with or without Cause, (ii) the Executive may terminate his employment at any time whether or not there has been a Substantial Breach, and (iii) the Executive's rights in any employee benefit plans offered by PARC shall be governed by the rules of such plans as well as by applicable law.

            (f) Notwithstanding anything in this Section 6 to the contrary, the provisions of Sections 7, 8, and 10 shall survive termination of this Agreement.

      7. CONFIDENTIALITY AND NON COMPETITION. The Executive acknowledges that
(i) the agreements and covenants contained herein are essential to protect the Company's and PARC's business and assets, and (ii) by virtue of his past and continued association with PARC, the Executive had access to and has obtained and will continue to have access to and obtain such knowledge, know-how, proprietary information, training and experience, which is known only to the directors, officers or managers of PARC or any employees, former employees, consultants or others in a confidential relationship with the Company, PARC or their respective affiliates or subsidiaries, and there is a substantial probability that such knowledge, know-how, proprietary information, training and experience could be used to the substantial advantage of a competitor of the Company or PARC and to the Company's or PARC's substantial detriment.

            (a) COVENANT NOT TO COMPETE.

                  (i) The Executive agrees that, for the period beginning on the
            Effective Date and ending on the later of (A) the fifth anniversary of the Effective Date, and (B) the third anniversary of the effective date of the termination of the Executive's employment with PARC (regardless of the reason for the Executive's termination) (the "Restricted Period"), the Executive shall not, in the Territory (hereinafter defined), directly or indirectly, either for himself or for, with or through any other Person (as defined herein), own, manage, operate, control, be

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            employed by, participate in, loan money to or permit his name to be used by, any business which is engaged in the business of purchasing and collecting consumer accounts receivable of any type that have been charged off by the original creditor ("Charged Off Accounts") and financing sales of consumer product retailers (a "Competitive Activity") or any other business whose products or activities compete in whole or in part with the Company or PARC; provided, however, that collection activities relating to nominal debt purchases made by the Executive or his spouse more than five (5) years prior to the Effective Date (collectively, the "Executive Collection Activities"), shall not constitute control, management, operation of, or participation in a Competitive Activity if the Executive Collection Activities do not interfere in any material respect with the performance of the Executive's responsibilities as an employee of PARC. In the event that PARC is collecting on accounts acquired by the Executive and/or his spouse more than five
            (5) years prior to the Effective Date, the Executive and his spouse shall pay PARC a commercially reasonable contingent fee on those collections

                  (ii) For purposes of this Agreement, the term "participate"
            includes any direct or indirect interest, whether as an officer, director, employee, partner, sole proprietor, trustee, beneficiary, agent, representative, independent contractor, consultant, advisor, provider of personal services, creditor or owner (other than by ownership of less than five (5) percent of the stock of a corporation that has a class of equity securities registered under the Securities Exchange Act of 1934). Territory means North America, South America, Europe and Asia.

                  (iii) The Executive and the Company acknowledge and agree that the restrictions contained in this Section 7(a) are reasonable for the purpose of preserving the Company and PARC and their respective goodwill, proprietary rights and going concern value.

                  (iv) The Executive, PARC and the Company acknowledge and agree that as added consideration, to be paid in connection with this Agreement and the non-compete covenants set forth in Sections 7(a)(i) - (iii), PARC shall pay the Executive One Million Dollars ($1,000,000) in immediately available funds on Effective Date. Executive agrees that as a condition precedent to filing any lawsuit challenging or seeking declaratory relief as to any covenant set forth in Section 7, he will return this One Million dollar ($1,000,000) payment to PARC. It is agreed that failure to return the payment prior to initiation of suit is a fatal defect meriting immediate dismissal of the lawsuit challenging or seeking declaratory relief as to a covenant contained in this Section 7. The respective rights of PARC and the Company to enforce the provisions of this Section 7 shall not be waived, restricted or modified in any way as a result of any return of such payment.

      (b) NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

            (i) The Executive shall not, whether during or after the Employment Period, disclose to any person or other entity or use, for his own purposes or for the benefit of any person or other entity (except PARC or the Company), any information relating to PARC or its customers or the Company, not in the public domain, in any form, acquired by the Executive while he was employed or associated with the Company or PARC or, if acquired following the termination of such association, such information which, to the Executive's knowledge, has been acquired, directly or indirectly, from any Person owing a duty of confidentiality to the Company or PARC (the "Confidential Information"). Confidential Information includes, but is not limited to, trade secrets, Charged Off Accounts supplier lists, collection methods, information regarding bulk purchases of Charged Off Accounts, all credit and financial data concerning Charged Off Accounts, employee compensation arrangements, business practices, plans, policies, secret inventions, processes and compilations of information, records and specifications, as well as information related to the management policies and plans for the Company or PARC.

            (ii) Notwithstanding the foregoing, the restrictions in subsection
      (b)(i) of this Section 7 are not applicable to the disclosure or use of Confidential Information in connection with the following: (A) in the course of faithfully performing the Executive's duties as an employee of PARC; (B) with the Company's or PARC's express written consent; (C) to the extent that any such Confidential Information is in the public domain other than as a result of the Executive's breach of any of his obligations hereunder; or (D) where required to be disclosed by court order, subpoena or other governmental process. In the event that the Executive shall be required to make disclosure pursuant to the provisions of clause (D) of the preceding sentence, the Executive promptly (but in no event more than five (5) business days after learning of such subpoena, court order or other governmental process) shall notify the Company and PARC in writing, by personal delivery or by facsimile, confirmed by mail or by certified mail, return receipt requested.

            (iii) The Executive agrees and acknowledges that all of such Confidential Information, in any form, and copies and extracts thereof, are and shall remain the sole and exclusive property of the Company or PARC, as applicable, and the Executive shall, upon request, return to the Company the originals and all copies of any such Confidential Information provided to or acquired by the Executive in connection with his association with PARC or the Company, and shall return to the Company all files, correspondence and/or other communications received, maintained and/or originated by the Executive during the course of such association.

      (c) NO INTERFERENCE. During the Restricted Period, the Executive shall not, directly or indirectly through any other individual, legal entity, business enterprise, governmental body or unit, including any corporation, partnership, limited partnership or limited liability company ("Person"): (i) solicit, induce or attempt to induce any employee of the Company, PARC or any of their respective subsidiaries, to leave the employ of the Company, PARC or any of their respective subsidiaries, or in any way interfere with the relationship between the Company, PARC or any of their respective subsidiaries, and its subsidiaries and any employee or independent contractor thereof; (ii) hire or retain or attempt to hire or retain any Person who was an employee or independent contractor of the Company, PARC or any of their respective subsidiaries while the Executive was employed by PARC; (iii) cause, induce or attempt to cause or induce any supplier of Charged Off Accounts, licensee, licensor, franchisee, employee, consultant or other business relation of the Company, PARC or any of their respective subsidiaries to cease doing business with the Company, PARC or any of their respective subsidiaries, to deal with any competitor of the Company, PARC or any of their respective subsidiaries, or in any way interfere with its relationship with the Company, PARC or any of their respective subsidiaries; or (iv) acquire Charged Off Accounts from any Person that was a seller of Charged Off Accounts to the Company, PARC or any of their respective subsidiaries, other than in connection with the Executive Collection Activities.

      8. REMEDIES.

            (a) The Executive hereby acknowledges that the Executive's covenants and obligations hereunder are of special, unique, unusual, extraordinary and intellectual character, which gives them a peculiar value, the actual or threatened breach of which shall result in substantial injuries and damages, for which monetary relief may fail to provide an adequate remedy at law. Accordingly, the Executive agrees that the Company and PARC shall be entitled, in the event of an actual or threatened breach of this Agreement, to seek remedies including but not necessarily limited to (i) temporary or permanent injunctive relief restraining the Executive from engaging in activities prohibited by Section 7 or such other relief as may be required to specifically enforce any of the covenants in Section 7,
      (ii) specific performance, and (iii) monetary relief, to the extent that monetary relief may constitute an adequate remedy in whole or in part; provided that, the Executive does not waive the right to oppose relief on the grounds that no breach or threatened breach has occurred. The Executive hereby agrees and consents that such injunctive relief may be sought in any state or federal court, in the state in which such violation may occur, or in any other court having jurisdiction, at the election of the Company or PARC.

            (b) If any proceeding for injunctive relief and/or specific performance is brought by the Company or PARC to enforce the terms of this Agreement, the Executive shall be deemed to have waived, and shall not assert, any claim or defense that the Company or PARC has an adequate remedy at law or that such a remedy at law exists.

            (c) If any action at law or in equity is brought to enforce or interpret the terms of this Agreement, the party that prevails in such action, shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief which a court of competent jurisdiction may order.

      9. DEDUCTIONS FROM COMPENSATION. The Executive agrees that PARC shall be entitled to deduct and withhold from any compensation payable to the Executive hereunder any taxes in respect of the Executive that PARC is required to deduct and withhold under federal, state or local law whether arising from compensation hereunder or otherwise. In the event that the Executive is no longer employed by PARC at a time when PARC otherwise would be entitled to deduct and withhold any amount pursuant to the preceding sentence, the Executive shall remit such amount to PARC within five (5) days after the receipt of notice from PARC specifying such amount or otherwise in accordance with the Executive's obligations with respect thereto.

      10. TERMINATION BENEFITS. If the Executive's employment with PARC is terminated pursuant to Section 6(d), the Executive shall be entitled to receive, as his sole and exclusive remedy, the termination benefits provided under this
Section 10.

            (a) COMPENSATION-REGULAR BASE SALARY AND BONUSES. In lieu of notice, if any, required under applicable law which may be in force from time to time, upon the Section 6(d) Termination Date occurring prior to the end of the Employment Period (i) the Executive shall be paid periodically, according to the Company's payroll policy, his Regular Base Salary at the rate in effect on the Section 6(d) Termination Date for the remainder of the Employment Period, and (ii) the Executive shall be paid the pro rata portion of the Annual Profit Sharing Bonus, if any, only for the fiscal year in which the Section 6(d) Termination Date occurs, due to the Executive in accordance with Section 3(c) as if his employment had continued. The Employment Period shall end upon the third anniversary of the Effective Date, unless otherwise terminated, after which time the Executive shall be deemed to be an at-will employee and shall be entitled to severance pursuant to PARC's policy then in effect or as required by applicable law. The Executive shall not be entitled to any further notice, severance pay, pay in lieu of notice or any compensation whatsoever, except any amounts owed to the Executive under this Agreement. The Executive agrees that the foregoing notice is deemed conclusively to be reasonable notice of termination at common law and the Executive is not entitled to any additional notice or pay in lieu of notice or severance pay. The Executive acknowledges that the Company and PARC has drawn his attention to the provisions contained herein prior to executing this Agreement.

            (b) WELFARE BENEFITS, ETC. If the Executive timely makes the appropriate COBRA election, PARC or the Company shall pay the costs necessary to continue the Executive's participation pursuant to COBRA for a period of eighteen (18) months following the Section 6(d) Termination Date (including dependent family coverage for those family members who are "qualified beneficiaries" as defined by ERISA) in any group health and dental benefit plans provided by PARC, in effect immediately prior to the
      Section 6(d) Termination Date. Following the Section 6(d) Termination Date, PARC shall not be obligated to (i) provide business accident insurance covering the Executive, or (ii) make contributions in respect of the Executive to any qualified retirement and pension plans or profit sharing plans.

            (c) TIMING RESTRICTIONS. Notwithstanding the foregoing or any provisions of this Agreement to the contrary, in the event that the Executive is determined by the Board of Directors in its good faith judgment to be a "specified employee" within the meaning of Internal Revenue Code Section 409A, none of the termination benefits contemplated by this Section 10 shall be paid or provided to the Executive prior to the first day of the seventh month after the Executive's termination of employment, at which time such benefits shall commence; provided that all benefits accumulated from the date of the Executive's termination of employment to which Executive is entitled under this Agreement and which were not paid or provided sooner because of this provision, also will immediately become payable at that time. Subject to PARC's obligations to timely pay the amounts due to the Executive as set forth in the preceding sentence, with respect to the amounts payable to the Executive pursuant to Section 10(a), any Regular Base Salary amounts shall be paid no later than the end of the calendar year to which such salary amounts relate (determined by dividing the Executive's annual Regular Base Salary by twelve and allocating such salary to each month following the Executive's termination of employment), and any Annual Profit Sharing Bonus or other bonus amount shall be paid no later than 2-1/2 months after the end of the calendar year to which such Bonus amount relates.

            (d) NO MITIGATION. The Executive shall not be required to mitigate the amount of any compensation payable to him pursuant to Section 10, whether by seeking other employment or otherwise. If, during the period which the Executive is receiving compensation pursuant to Section 10, the Executive obtains new full-time employment, the Company and PARC shall remain obligated to continue to compensate the Executive pursuant to this
      Section 10, except PARC's and the Company's obligations to make COBRA payments pursuant to subsection (b) above shall terminate if the Executive's new employer provides health benefits to the Executive and his dependents.

      11. EXTENSION OF RESTRICTED PERIODS. In addition to the remedies the Company or PARC may seek and obtain pursuant to Section 8, the Restricted Period, set forth therein, shall be extended by any and all periods during which the Executive shall be found by a court to have been in violation of the covenants contained in Section 7.

      12. SUCCESSORS; BINDING AGREEMENT. This Agreement is personal to the Executive and, without the prior written consent of the Company and PARC, shall not be assignable by the Executive otherwise than by will, the laws of descent and distribution or the terms of a revocable trust of which the Executive is the grantor. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company, PARC and their respective successors and assigns.

      13. WAIVER AND MODIFICATION. Any waiver, alteration or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided that, any such waiver, alteration or modification is consented to on the Company's and PARC's behalf by their respective Boards of Directors. No waiver by any of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

      14. SEVERABILITY. The Executive acknowledges and agrees that the covenants set forth in Section 7 are reasonable and valid in geographical and temporal scope and in all other respects. If any of such covenants or other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

      15. SUBMISSION TO JURISDICTION; VENUE.

            (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY SHALL BE BROUGHT IN THE COURTS OF THE STATE OF FLORIDA IN PALM BEACH COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY ACCEPTS FOR HIMSELF, OR ITSELF AND IN RESPECT OF HIS OR ITS PROPERTY GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT HIS OR ITS ADDRESS AS PROVIDED IN SECTION 18. NOTHING IN THIS PARAGRAPH (a) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS IN ANY OTHER JURISDICTION.

            (b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN PARAGRAPH (a) OF THIS
      SECTION 15 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH OF THE PARTIES TO THIS AGREEMENT AGREES THAT, AT THE TIME OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY TRANSACTIONS CONTEMPLATED HEREBY, EACH OF THE PARTIES WILL EXECUTE SUCH INSTRUMENTS AND OTHER DOCUMENTS AS MAY BE NECESSARY TO CONSENT TO AND WAIVE ANY OBJECTION TO VENUE AND JURISDICTION IN THE COURTS IDENTIFIED IN SUBSECTIONS (a) AND (b) ABOVE.

      16. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY

RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

      17. BLUE PENCILING. In the event that, notwithstanding the first sentence of Section 14, any of the provisions of Section 7 relating to the geographic or temporal scope of the covenants contained therein or the nature of the business restricted thereby shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems enforceable, such provision shall be deemed to be replaced herein by the maximum restriction deemed enforceable by such court.

      18. NOTICES. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (a) delivered personally or by documented courier or delivery service, (b) transmitted by facsimile, or (c) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

In the case of the Company or PARC:

            Asset Acceptance Holdings LLC
            28405 Van Dyke Avenue
            Warren, Michigan  48090
            Attention: Nathaniel F. Bradley IV
            Facsimile No.:   586-446-7832

In the case of the Executive:

            Christopher L. Conway
            1521 SW 15th Street
            Boca Raton, Florida  33486
            Facsimile No.:   561-395-1994

With a copy to (which shall not be considered notice):

            David G. Bates, Esq.
            Gunster, Yoakley & Stewart P.A.
            Phillips Point
            777 South Flagler Drive, Suite 500 East
            West Palm Beach, FL  33401

Notice pursuant hereto shall be deemed given (i) if delivered personally, when so delivered, (ii) if given by facsimile, when transmitted to the facsimile number set forth above, when so transmitted if transmitted during normal business hours at the location to which it is transmitted or upon the opening of business on the next Business Day if transmitted other than during normal business hours at the location to which it is transmitted and (iii) if given by mail, on the third business day following the day on which it was posted.

      19. CAPTIONS AND SECTION HEADINGS. Captions and section headings in this Agreement are for convenience only, are not a part hereof and shall not be used in construing this Agreement. Unless otherwise specified in this Agreement, all references to sections in this Agreement shall mean sections of this Agreement.

      20. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, constitutes the entire understanding and agreement of the parties hereto regarding the employment of the Executive, and supersedes all prior agreements and understandings between the parties.

      21. COUNTERPARTS. This Agreement may be executed in counterparts (including by facsimile or electronic transmittal copy), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

      22. ACKNOWLEDGMENT AND INDEPENDENT LEGAL ADVICE. The Executive acknowledges that he has read and understands this Agreement and that the Company and PARC have advised him that the foregoing alters and supersedes his common law rights. The Executive acknowledges that the Company and PARC have advised him to seek legal advice prior to executing this Agreement and that he has obtained such advice.

      23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Michigan, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

      24. TAX MATTERS. Notwithstanding any other provision of this Agreement, the parties to this Agreement agree to take all actions (including adopting amendments to this Agreement) as are required to comply with or to minimize any potential interest charges and/or additional taxes as may be imposed under Internal Revenue Code Section 409A with respect to any payment or benefit due to Executive under this Agreement (including a delay in payment until six months after the date of termination of Executive's employment hereunder, in the event Executive is a "specified employee" within the meaning of Code Section 409A).

                        * * * * * * * * * * * * * * * * *

         The parties hereto have executed this Employment Agreement as of the day and year first above written.

                        ASSET ACCEPTANCE HOLDINGS LLC

                        By:  /s/ Nathaniel F. Bradley IV
                             --------------------------------------
                             Nathaniel F. Bradley IV, Manager

                        PREMIUM ASSET RECOVERY CORP.

                        By:  ______________________________________
                             Name: ________________________________
                             Title:  ______________________________

                        EXECUTIVE

                        /s/ Christopher L. Conway
                        -------------------------------------
                        Christopher L. Conway

                                    EXHIBIT A

                      ADDITIONAL EXECUTIVE WELFARE BENEFITS

Dues and meeting fees in connection to the Executive's participation in the Healthcare Financial Management Association, Debt Buyers Association and such other professional development organizations as may be approved from time to time by PARC's Board of Directors.